EX-FILINGFEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GCT SEMICONDUCTOR HOLDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	-	-	-	-	-	-
	Equity	Preferred Stock, par value $0.001 per share	-	-	-	-	-	-
	Other	Warrants	-	-	-	-	-	-
	Equity	Common Stock, par value $0.0001 per share	457(c)	1,038,243(1)	1.46(2)	$1,515,834.78	0.00015310	$232.07
	Equity	Primary Offering: Common Stock, par value $0.0001 per share	457(c)	26,125,333	1.46(2)	$38,142,986.18	0.00015310	$5,839.69
	Equity	Secondary Offering: Common Stock, par value $0.0001 per share	457(c)	35,372,064(3)	1.46(2)	$51,643,213.44	0.00015310	$7,906.58
	Warrants	Secondary Offering: Warrants to purchase Common Stock	457(g)	6,580,000(6)				(7)
	Warrants	Secondary Offering: Warrants to purchase Common Stock	457(g)	148,320(8)				(9)
Fees Previously Paid

Carry Forward Securities
Total Offering Amounts	$91,302,034.40	$13,978.34
Total Fees Previously Paid		$0.00
Total Fee Offsets		$13,746.27(4)
Net Fee Due		$232.07

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Registrant	Form S-1	333-278809	04/19/2024		$13,746.27	Equity	Common Stock, par value $0.0001 per share	61,497,397(4)	$321,631,386.31
	Registrant	Form S-1	333-278809		04/19/2024						$13,746.27(5)

(1) This registration statement registers: (i) the resale of up to: 741,603 shares of Common Stock issuable to the selling stockholder issued in a private placement on September 26, 2024 (the “Private Placement”) and 148,320 shares of Common Stock that issuable upon the exercise of warrants issued to the selling stockholders in the Private Placement; and (ii) the issuance of 148,320 shares of Common Stock that are issuable upon the exercise of warrants issued to the selling stockholders in the Private Placement.

(2) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and the maximum aggregate offering price are based on the average of the $1.53 (high) and $1.40 (low) sales price of the registrant’s common stock as reported on the New York Stock Exchange on April 21, 2025, which date is within five business days prior to the filing of this registration statement.

(3) Shares of common stock registered for resale pursuant to this registration statement are shares which are to be offered by the selling securityholders named herein. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(4) Amount excludes 6,580,000 private placement warrants that were registered but not sold on the Prior Registration Statement (as defined below) because, in accordance with Rule 457(g), the entire registration fee for the private placement warrants was allocated to the common stock underlying such warrants, and no separate fee was payable for such warrants.

(5) The registrant previously filed a registration statement on S-1 (Registration No. 333-278809), initially filed on 04/19/2024 and initially declared effective on June 3, 2024 (the “Prior Registration Statement”), which registered (i) the primary issuance of 26,724,001 shares of common stock (the “Primary Shares”) for a proposed maximum aggregate offering price of $139,766,525.23; (ii) the resale of 35,970,732 shares of common stock (the “Secondary Shares”) for a proposed maximum aggregate offering price of $188,126,928.36; and (iii) 6,580,000 private placement warrants. A fee of $48,397.07 was previously paid in connection with the offer and sale of the Primary Shares, the Secondary Shares and the 6,580,000 private placement warrants.

26,125,333 Primary Shares, 35,372,064 Secondary Shares and 6,580,000 private placement warrants, respectively (together, the “Unsold Securities”) offered for sale under the Prior Registration Statement were not issued and/ or sold. Pursuant to Rule 457(p), a remaining fee amount of $13,746.27 represents the portion of the registration fee previously paid with respect to the Unsold Securities, which is being used to offset the fee due in connection with the filing of this Registration Statement. The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

(6) Consists of 6,580,000 private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement.

(7) In accordance with Rule 457(g), the entire registration fee for the 6,580,000 private placement warrants is allocated to the shares of common stock underlying the private placement warrants, and no separate fee is payable for the warrants.

(8) Consists of 148,320 private placement warrants held by certain parties to a securities purchase agreement entered into between the parties on September 26, 2024.

(9) In accordance with Rule 457(g), the entire registration fee for the 148,320 private placement warrants is allocated to the shares of common stock underlying the private placement warrants, and no separate fee is payable for the warrants.